Exhibit (13) (a)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints MALLARY REZNIK AND MANDA GHAFERI, or each of them, as his true and lawful attorneys-in fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any all capacities, to sign any and all amendments (including pre-and post-effective amendments) to the Registration Statements listed below, for which THE VARIABLE ANNUITY LIFE INSURANCE COMPANY serves as Depositor, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exemptions from the federal securities laws; (iii) register additional annuity contracts under the federal securities laws, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, or their substitutes, shall do or cause to be done by virtue thereof.

REGISTRATION STATEMENTS:

Registrant Name	File Nos.
Variable Annuity Life Insurance Company Separate Account A 811-03240	333-170476 002-32783 333-49232	002-96223 333-124398 333-202700	333-137942 033-75292	333-201800 333-201803

Signature	Title	Date

/S/ KEVIN T. HOGAN KEVIN T. HOGAN	Director, Chairman of the Board and President	September 13, 2017

/S/ AXEL P. ANDRE AXEL P. ANDRE	Director, Senior Vice President and Chief Risk Officer	September 13, 2017

/S/ THOMAS J. DIEMER THOMAS J. DIEMER	Director, Executive Vice President and Chief Financial Officer	September 22, 2017

/S/ DEBORAH A. GERO DEBORAH A. GERO	Director, Senior Vice President and Chief Investment Officer	September 14, 2017

/S/ JANA W. GREER JANA W. GREER	Director and Chief Executive Officer	September 14, 2017

/S/ ELIAS F. HABAYEB ELIAS F. HABAYEB	Director	September 13, 2017

/S/ MICHAEL P. HARWOOD MICHAEL P. HARWOOD	Director, Senior Vice President, Chief Actuary and Corporate Illustration Actuary	September 13, 2017

/S/ STEPHEN A. MAGINN STEPHEN A. MAGINN	Director, Senior Vice President and Chief Distribution Officer	September 13, 2017

/S/ DON W. CUMMINGS DON W. CUMMINGS	Senior Vice President and Controller	September 14, 2017